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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the reference to our Firm under the captions "Prospectus Summary -- Summary Financial Data," "Selected Consolidated Financial Data" and "Experts" and to the use of our report on the consolidated financial statements of PubliCARD, Inc. dated March 26, 1999, included in Amendment No. 1 to the Registration Statement and related Prospectus of PubliCARD, Inc. dated July 20, 1999.


                                          /s/  ARTHUR ANDERSEN LLP

Stamford, Connecticut

July 19, 1999